Exhibit 99.1
Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2010

Melville, New York – June 3, 2010 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2010.

Net sales for the third quarter of fiscal 2010 were $216.3 million compared to $128.5 million for the third quarter of fiscal 2009. The period-over-period increase in net sales is attributable to higher sales in both our mobile data communications and telecommunications transmission segments that were offset, in part, by lower sales in our RF microwave amplifiers segment.

GAAP net income was $21.8 million, or $0.67 per diluted share, for the third quarter of fiscal 2010 compared to $7.6 million, or $0.27 per diluted share, for the third quarter of fiscal 2009.

Net sales for the nine months ended April 30, 2010 were $521.3 million compared to $464.3 million for the nine months ended April 30, 2009. The period-over-period increase in net sales is attributable to significantly higher sales in our mobile data communications segment that were offset, in part, by a decrease in sales in both our telecommunications transmission and RF microwave amplifiers segments.

GAAP net income was $47.2 million, or $1.48 per diluted share, for the nine months ended April 30, 2010 compared to $41.3 million, or $1.55 per diluted share, for the nine months ended April 30, 2009.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, stated, “Our third quarter results for fiscal 2010 were clearly outstanding and we continue to believe that fiscal 2010 will be another year of record revenues with operating income significantly greater than in fiscal 2009.”

Mr. Kornberg added, “Bookings during the three months ended April 30, 2010 were higher than bookings in either of the two prior quarters of fiscal 2010. We believe this reflects improving global business conditions in our commercial markets. In addition, we also benefited from increased government spending for our products and services. We are cautiously optimistic that these overall trends will continue and, given the expected strategic and financial benefits of our planned acquisition of CPI International, Inc., we are delighted with our positioning as we look to fiscal 2011.”

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Selected Fiscal 2010 Third Quarter Financial Metrics and Other Items

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Backlog as of April 30, 2010 was $411.1 million compared to $549.8 million as of July 31, 2009 and $591.1 million as of April 30, 2009. Bookings for the three and nine months ended April 30, 2010 were $180.6 million and $383.5 million, respectively, compared to $257.5 million and $803.0 million for the three and nine months ended April 30, 2009, respectively.

•
Earnings before interest, income taxes, depreciation and amortization, including amortization of intangibles, stock-based compensation and acquired in-process research and development (“EBITDA”), was $43.1 million and $98.2 million for the three and nine months ended April 30, 2010, respectively, versus $18.4 million and $95.5 million for the three and nine months ended April 30, 2009, respectively.

•
At April 30, 2010, the Company had $568.3 million of cash and cash equivalents. Net cash provided by operating activities was $82.5 million for the nine months ended April 30, 2010 compared to $49.6 million for the nine months ended April 30, 2009.

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As more fully described in the Company’s Form 10-Q filed earlier today, in April 2010, the Enforcement Division of the Office of Defense Trade Controls Compliance (“DDTC”) of the U.S. Department of State confirmed to us that it was closing, without taking further administrative action, its review of previously reported violations with respect to our compliance with International Traffic in Arms Regulations (“ITAR”).

•
As further discussed in the Company’s Form 10-Q filed earlier today, in May 2010, the Company announced plans to supplement its organic growth plans and diversify its business by acquiring CPI International, Inc. (“CPI”).

•
As discussed in earlier SEC filings and in the Company’s Form 10-Q filed earlier today, the Company’s results for the three and nine months ended April 30, 2009 were retroactively adjusted to reflect the required adoption of FASB ASC 470-20, “Debt - Debt with Conversion and Other Options.” The adoption of this new accounting standard requires adjustments to the historical reporting relating to the Company’s 2.0% convertible senior notes, which are no longer outstanding.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, June 4, 2010. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0870. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of the Company’s plans and objectives to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the risk that the acquisition of CPI International, Inc. (“CPI”) may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the Company’s and CPI’s businesses will not be integrated successfully; the possibility of disruption from the acquisition making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s MTS and BFT contracts; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”) and CPI’s filings with the SEC.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2010	2009	2010	2009
		(as adjusted)		(as adjusted)

Net sales	$216,303,000	128,545,000	521,251,000	464,346,000
Cost of sales	141,512,000	81,040,000	333,185,000	270,385,000
Gross profit	74,791,000	47,505,000	188,066,000	193,961,000

Expenses:
Selling, general and administrative	25,628,000	23,062,000	70,256,000	78,009,000
Research and development	11,383,000	11,410,000	34,138,000	38,057,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of intangibles	1,754,000	1,805,000	5,283,000	5,394,000
	38,765,000	36,277,000	109,677,000	127,660,000

Operating income	36,026,000	11,228,000	78,389,000	66,301,000

Other expenses (income):
Interest expense	1,980,000	928,000	5,913,000	4,647,000
Interest income and other	(315,000)	(404,000)	(728,000)	(2,307,000)

Income before provision for income taxes	34,361,000	10,704,000	73,204,000	63,961,000
Provision for income taxes	12,565,000	3,094,000	26,043,000	22,614,000

Net income	$21,796,000	7,610,000	47,161,000	41,347,000

Net income per share:
Basic	$0.77	0.27	1.67	1.61
Diluted	$0.67	0.27	1.48	1.55

Weighted average number of common shares outstanding – basic	28,291,000	27,779,000	28,254,000	25,708,000

Weighted average number of common and common equivalent shares outstanding – diluted	34,086,000	28,093,000	34,074,000	28,540,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2010	July 31, 2009
Assets	(Unaudited)	(Audited)
		(as adjusted)
Current assets:
Cash and cash equivalents	$568,277,000	485,450,000
Accounts receivable, net	107,695,000	79,477,000
Inventories, net	75,077,000	95,597,000
Prepaid expenses and other current assets	9,745,000	13,398,000
Deferred tax asset	13,919,000	15,129,000
Total current assets	774,713,000	689,051,000

Property, plant and equipment, net	33,549,000	38,486,000
Goodwill	149,253,000	149,253,000
Intangibles with finite lives, net	50,102,000	55,272,000
Deferred financing costs, net	5,022,000	6,053,000
Other assets, net	1,271,000	556,000
Total assets	$1,013,910,000	938,671,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,798,000	19,233,000
Accrued expenses and other current liabilities	47,216,000	51,741,000
Customer advances and deposits	10,951,000	19,571,000
Interest payable	3,031,000	1,418,000
Income taxes payable	8,296,000	563,000
Total current liabilities	113,292,000	92,526,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	2,420,000	2,283,000
Income taxes payable	5,088,000	4,267,000
Deferred tax liability	8,321,000	10,466,000
Total liabilities	329,121,000	309,542,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,518,477 shares and 28,390,855 shares at April 30, 2010 and July 31, 2009, respectively	2,852,000	2,839,000
Additional paid-in capital	344,142,000	335,656,000
Retained earnings	337,980,000	290,819,000
	684,974,000	629,314,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	684,789,000	629,129,000
Total liabilities and stockholders’ equity	$1,013,910,000	938,671,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine months Ended April 30,
	2010	2009	2010	2009
		(as adjusted)		(as adjusted)

Reconciliation of GAAP Net Income to EBITDA(1):
GAAP net income	$21,796,000	7,610,000	47,161,000	41,347,000
Income taxes	12,565,000	3,094,000	26,043,000	22,614,000
Net interest expense (income) and other	1,665,000	524,000	5,185,000	2,340,000
Amortization of acquired in-process research and development	-	-	-	6,200,000
Amortization of stock-based compensation	2,332,000	2,339,000	5,758,000	7,049,000
Depreciation and other amortization	4,714,000	4,856,000	14,063,000	15,930,000
EBITDA	$43,072,000	18,423,000	98,210,000	95,480,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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